FORM OF

AMENDMENT NO. 2, DATED SEPTEMBER __, 2006,

TO SCHEDULE II

OF CUSTODY AGREEMENT BETWEEN OLD MUTUAL ADVISOR FUNDS AND THE BANK OF NEW YORK, DATED DECEMBER 28, 2005

SERIES

Old Mutual Clay Finlay China Fund; Tax Identification Number 20-3742536

Old Mutual Clay Finlay Emerging Markets Fund; Tax Identification Number 20-3742983

Old Mutual International Equity Fund; Tax Identification Number 20-3743037

Old Mutual Analytic Global Defensive Equity Fund; Tax Identification Number 30-0352515

Old Mutual Analytic VA Global Defensive Equity Portfolio; Tax Identification Number __________

OLD MUTUAL ADVISOR FUNDS	THE BANK OF NEW YORK

By:	By:
Name:	Name:
Title:	Title: